Exhibit 16.1

Scrudato & Co., PA

CERTIFIED PUBLIC ACCOUNTING FIRM

April 14, 2016

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Dear Sir or Madam,

We have read the statements included under Item 9 of Annual Report on Form 10-K for fiscal year ended December 31, 2015 (the “Form 10-K”) to be filed by Peerlogix, Inc. (the “Company”) with the Securities and Exchange Commission. We agree with the statements concerning our firm under Item 9 in such Form 10-K.

Very truly yours,

/s/ Scrudato & Co., PA

Scrudato & Co., PA

Califon, New Jersey

7 Valley View Drive Califon, New Jersey 07830

Registered Public Company Accounting Oversight Board Firm